Exhibit 10.31

THIS AGREEMENT OF PURCHASE AND SALE made this 23 day of November 2023

BETWEEN:

ANI PHARMACEUTICALS CANADA INC.

(the “Vendor”)

OF THE FIRST PART

- and -

MASTERCOM INC.

(the “Purchaser”)

OF THE SECOND PART

WHEREAS the Vendor is the owner of the Property and has agreed to sell, transfer, assign, set over and convey the Property to the Purchaser and the Purchaser has agreed to purchase, acquire and assume the Property from the Vendor on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the sum of Ten ($10.00) Dollars paid by each of the Vendor and the Purchaser to the other and for good and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1 INTERPRETATION

a.Definitions

The terms defined herein shall have, for all purposes of this Agreement, the following meaning, unless the context expressly or by necessary implication otherwise requires:

“Adjustments” means the adjustments to the Purchase Price provided for and determined pursuant to Section 3.3.

“Affiliate” has the meaning set out in the Business Corporations Act (Ontario). “Agent” means Cresa Toronto Inc., Brokerage.
“Agreement” means this Agreement of Purchase and Sale and the Schedules attached hereto as amended from time to time.

“As Is” has the meaning given to it in Section 6.3.

“Assumed Contracts” has the meaning given to it in Section 4.5.

“Authority” includes any international, national, federal, provincial, state, territorial, regional, municipal or local government, governmental or regulatory agency, commission, bureau, authority, service, office, Crown corporation, ministry, department, or similar organization, court, board, administrative panel, tribunal or dispute settlement panel, whether domestic or foreign, and any other entity with the power to enact or enforce laws.

“Building” means the existing approximately 101,111 square feet industrial building and all other buildings and improvements presently located on the Lands.

Exhibit 10.31
“Business Day” means a day other than a Saturday or Sunday on which chartered banks in the City of Toronto are normally open for the transaction of business.

“Chattels” means equipment, furniture, chattels and other items which constitute personal property owned by the Vendor which are located on the Lands.

“Claims” means all claims, suits, proceedings, losses, damages, penalties, judgments, costs, expenses, fines, disbursements, interest, demands and actions of any nature or any kind whatsoever, including all legal fees on a substantial indemnity basis and other professional fees and disbursements in connection therewith.

“Closing” means the closing of the transaction contemplated by this Agreement, including without limitation the payment of the Purchase Price and the delivery of the Closing Documents on the Closing Date.

“Closing Date” means twenty (20) Business Days after waiver of the Purchaser Due Diligence Condition referred to in Section 4.2 or such earlier date as the parties agree upon in writing.

“Closing Documents” means the agreements, instruments and other documents to be delivered by the Vendor to the Purchaser or the Purchaser's Solicitors pursuant to Section 5.1 and the agreements, instruments and other documents to be delivered by the Purchaser to the Vendor or the Vendor's Solicitors pursuant to Section 5.2.

“Contracts” means the Warranties (if any) and all existing contracts and agreements material to the ongoing operation of the Property to which the Vendor is bound with respect to ongoing operation, maintenance, repair, cleaning, security, fire protection, and servicing of the Property.

“Damages” means any losses, liabilities, damages, costs, obligations, liabilities, demands, fines, penalties, assessments, judgment, Claims and expenses of whatsoever kind or nature, direct or indirect, including, without limitation, legal fees and disbursements.

“Data Room” means the virtual data room created and maintained by the Agent on behalf of the Vendor containing the Vendor’s Due Diligence Deliveries and other material relating to the Property.

“Delivery Date” means 5:00 p.m. on the third Business Day after the execution of this Agreement. “Deposit” means collectively, the First Deposit and Second Deposit.
“Due Diligence Date” means Twenty (20) Business Days after the date of execution of this Agreement, or such other date as the parties agree upon in writing.

“Employees” means all personnel employed by Vendor in connection with its former business conducted at the Building.

“Environmental Laws” means any statute, law (including any principle of the common law), regulation, by- law, ordinance, code, tickets, notices, standards, guidelines, criteria, policies, directives, and approvals (in each case having the force of law), licences and permits issued, promulgated or administered by any applicable Authority or any court of competent jurisdiction relating to environmental, health and safety matters and/or regulating the remediation, clean-up, decommissioning or disposal of Hazardous Substances in effect as of the date of this Agreement, including, but not limited to, the Environmental Protection Act (Ontario).

“Fixtures” means all fixtures and building systems owned by the Vendor included in or permanently affixed to the Building, including, without limitation, the heating, air-conditioning, ventilating, plumbing and electrical systems, sprinklers, alarm and security systems, boilers, compressors, substations, transformers, and other mechanical and building systems and similar improvements in or upon the Lands used in the operation thereof owned by the Vendor.

Exhibit 10.31
“Hazardous Substances” means any substance or material that is prohibited, controlled, otherwise regulated by any Authority or is toxic or hazardous in fact, including, without limitation, contaminants, pollutants, asbestos, lead, urea formaldehyde foam insulation, volatile organic compounds, polychlorinated by-phenyls, hydrocarbon products, any substances or materials containing components of the foregoing or derivatives thereof, radioactive substances, dangerous or hazardous substances or materials, controlled products, hazardous wastes and any other substances or materials defined as contaminants or pollutants under Environmental Laws, including any replacements or amendments of such laws from time to time.

“Lands” means the lands in the Town of Oakville, in the Province of Ontario, known municipally as 400 Iroquois Shore Road, Oakville, Ontario, as more particularly described in Schedule “A” attached hereto.

“Law” means any law, statute, regulation, bylaw, ordinance, rule, instrument, code, order, common law, judgment, decree or other requirement or rule of law of any Authority and any standard, guideline, criteria, policy, directive or approval having the force of law.

“Legal Proceeding” means any litigation, action, suit, investigation, hearing, claim, complaint, arbitration, mediation, investigation, mediation, charge, demand, audit or other proceeding.

“Lien” means a charge, mortgage, lien, security interest or similar encumbrance which secures payment of monies or performance of an obligation.

“Order” means any order, directive, field order, notice of requirement or similar instrument issued by any Authority.

“Permitted Encumbrances” means:

a.any registered restrictions or covenants that run with the land registered as of the date of this Agreement provided same do not materially impair the present use of the Property;
b.any municipal agreements and agreements with publicly regulated utilities affecting the Property as of the date of this Agreement providing such have been complied with, or security has been posted to ensure compliance and completion, as evidenced by a letter from the relevant municipality or regulated utility;
c.any minor easements for the supply of domestic utility or telephone services to the Property or adjacent properties which do not materially impair the present use of the Property registered as of the date of this Agreement;
d.any easements for drainage, storm or sanitary sewers, public utility lines, telephone lines, cable television lines or other services which do not materially impair the present use of the Property registered as of the date of this Agreement; and
e.the matters set out in Schedule “B”, provided same have been complied with in all material respects, or security has been posted to ensure compliance and performance of any material future obligations thereunder.

“Person” means an individual, corporation, company, limited liability company, body corporate, partnership, joint venture, unincorporated organization, trust, association or other entity.

“Phase II ESA Diligence Date” means the date referred to in Section 4.2.3.

“Possession and/or Control”, where such phrase is used in this Agreement, means the ability of the Vendor to acquire the requested items only if they are either in the possession of the Vendor or are otherwise readily available to the Vendor and provided that the Vendor shall not incur any material cost in obtaining the applicable items.

“Property” means collectively, the Lands, Building, Chattels and Fixtures.

“Purchase Price” means Seventeen Million Eight Hundred Fifty Thousand ($17,850,000.00) Dollars.

Exhibit 10.31
“Purchaser’s Solicitors” means such firm or firms of solicitors as are appointed by the Purchaser from time to time and written notice of which is provided to the Vendor.

“Release” has the meaning given to it under Environmental Laws including, without limitation, any release, spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage or placement of any Hazardous Substances.

“Survey” means a real property report prepared and signed by an Ontario Land Surveyor.

“Third Party” means any Person who is not a party to this Agreement and expressly includes a prior or subsequent owner, tenant, licensee or other occupant of the Property and any owner, tenant, licensee or other occupant from time to time of any real property adjacent to or in the vicinity of the Property.

“Third Party Claim” means any Legal Proceeding that is instituted or asserted by a Third Party. “Vendor’s Due Diligence Deliveries” has the meaning ascribed to it in Section 2.4.
“Vendor's Solicitors” means Dentons Canada LLP, or such other firm or firms of solicitors as are appointed by the Vendor from time to time and written notice of which is provided to the Purchaser.

“Warranties” means any existing warranties and guarantees relating to the Property, to the extent the same exist as of Closing and are assignable without consent of a Third Party.

“Work Orders” means all outstanding work orders, deficiency notices, and orders to comply issued by any Authority with respect to the Property, but shall exclude any open files and incomplete permit applications where such work was not proceeded with by Vendor or a predecessor in title of the Vendor.

1.2 Schedules

The following Schedules are attached to and form part of this Agreement: Schedule “A - Lands
Schedule “B - Permitted Encumbrances Schedule “C -Vendor’s Due Diligence Deliveries
ARTICLE 2
AGREEMENT OF PURCHASE AND SALE

2.1 Agreement of Purchase and Sale

The Vendor hereby agrees to sell, transfer, assign, set over and convey the Property to the Purchaser and the Purchaser hereby agrees to purchase, acquire and assume the Property at the Purchase Price on and subject to the terms and conditions of this Agreement. The transaction provided for in this Agreement shall be completed on the Closing Date.

2.2 Authorizations

The Vendor shall deliver to the Purchaser, on or before the Delivery Date, authorizations to Authorities in a form acceptable to the Purchaser, acting reasonably, necessary to permit the Purchaser to obtain information from their files about the Property, expressly not including permission to conduct any inspection of the Property.

2.3 Statement of Adjustments

As soon as reasonably possible, and not later than five (5) Business Days prior to Closing, the Vendor shall deliver a preliminary statement of adjustments to the Purchaser and, on Closing, a final statement of adjustments.

2.4 Documentation for Inspection

Exhibit 10.31
The Vendor shall, on or before the Delivery Date, provide in electronic form by access to the Data Room granted to the authorized representative(s) of the Purchaser, copies of the documents listed in Schedule “C” which are not privileged or subject to a confidentiality agreement binding the Vendor and which are in the Vendor's Possession and/or Control (collectively, the “Vendor’s Due Diligence Deliveries”). The Purchaser acknowledges and agrees that any information made available to the Purchaser or provided or to be provided by or on behalf of the Vendor with respect to the Property was obtained from a variety of sources and that the Vendor makes no representations as to the accuracy or completeness of such information. The Purchaser shall be entitled to make copies or cause copies to be made of all such documents, subject to the terms of this Agreement.

2.5 Access

a.Inspections

Until the Due Diligence Date or the Phase II ESA Diligence Date, if applicable, the Purchaser and its agents and employees shall, upon at least two (2) Business Days prior written notice, have reasonable access to the Property during normal business hours and in the company of a representative of the Vendor, if requested by the Vendor, for the purpose of making any inspections, tests, studies, surveys and investigations of the Property that the Purchaser considers to be necessary or desirable, subject to paragraph
b. of this section.

b. Repair of Damage

The Purchaser may not conduct inspections or tests which require physical interference with the Property such as drilling, excavation, destruction or disturbance of components of the Building without the prior written consent of Vendor, provided that the Vendor shall have the right to have any such work conducted by Purchaser under the supervision of a competent and experienced engineer or similar professional consultant, and after approval by Vendor of the location and scope of work proposed, and further provided that the Vendor shall obtain satisfactory evidence of the drilling contractor’s third party liability and professional negligence insurance. The Purchaser agrees to repair forthwith any damage to the Property arising from such access at the Purchaser's expense and shall indemnify and hold the Vendor harmless from and against any and all Third Party Claims and other losses, damages, claims, costs (including, without limitation, legal costs on a substantial indemnity basis) or liabilities in respect of physical injury or damage that may be suffered or incurred by the Vendor arising from or in respect of the Purchaser's access and testing activities. This indemnity will survive the termination of this Agreement.

2.6 Confidentiality

The Purchaser shall keep in strict confidence all environmental and other information obtained with respect to the Property pursuant to this Agreement (collectively, “Confidential Information”) until such time as the transaction contemplated by this Agreement is completed, provided that the Purchaser shall be entitled to disclose any and all Confidential Information to its legal counsel, investors, lenders and professional advisors provided the Purchaser agrees to instruct those parties to comply with the provisions of this Section. The Purchaser shall not use any Confidential Information for any purposes not related to this transaction. If the transaction contemplated by this Agreement is not completed for any reason, the Purchaser shall promptly either deliver all such Confidential Information to the Vendor at Vendor's request or certify that it has destroyed or deleted all such Confidential Information, including all electronic copies of the Purchaser's notes and due diligence material obtained by Purchaser in respect to the Property, whether or not such was included in the Vendor’s Due Diligence Deliveries.

ARTICLE 3
PURCHASE PRICE

3.1 Method of Payment of Purchase Price

The Purchase Price shall be paid and satisfied by the Purchaser as follows:

Exhibit 10.31
a.the sum of Five Hundred Thousand ($500,000.00) Dollars (the “First Deposit”) by wire transfer payable to the Vendor’s Solicitors in trust within two (2) Business Days after the execution of this Agreement, to be held in trust as a deposit pending the completion or other termination of the transaction contemplated by this Agreement and to be credited on the Closing Date on account of the Purchase Price;
b.the sum of Seven Hundred and Fifty Thousand ($750,000.00) (the “Second Deposit”) by wire transfer payable to the Vendor’s Solicitors in trust within two (2) Business Days after the waiver or satisfaction of the Purchaser's due diligence conditions set out in Section 4.2 of this Agreement, to be held in trust as a deposit pending the completion or other termination of the transaction contemplated by this Agreement and to be credited on the Closing Date on account of the Purchase Price; and
c.the balance, subject to the Adjustments, shall be paid on the Closing Date by the Purchaser to the Vendor, or as the Vendor directs, by wire transfer through the Canadian Payment Association Large Value Transfer System.

3.2 Deposit

The Deposit, when received, shall be held by the Vendor’s Solicitors in trust in a non-interest bearing account pending the earlier of: (a) the satisfactory completion and closing of the transaction contemplated by this Agreement; and (b) the termination of this Agreement. The Deposit shall be credited against the Purchase Price on Closing. If the transaction contemplated by this Agreement is not completed as a result of termination pursuant to Section 4.2 or the default by the Vendor, the Deposit (or such portion of it as has been delivered by the Purchaser) shall be returned to the Purchaser forthwith without interest or deduction. If the transaction contemplated by this Agreement is not completed as a result of the default of the Purchaser, the Deposit shall be forfeited to the Vendor, without prejudice to the Vendor’s legal rights against the Purchaser for all damages, losses, costs and expenses incurred by the Vendor as a result of such default.

3.3 Adjustments

Adjustments shall be made as of the Closing Date. The Vendor shall be responsible for all income and expenses for the period ending on the day prior to the Closing Date.

The adjustments (herein referred to as the “Adjustments”) shall include all rental income, operating costs, realty taxes, local improvement rates and charges, water and assessment rates, amounts payable or paid in respect of any Assumed Contracts, and other adjustments established by the usual practice for the purchase and sale of a commercial in the Greater Toronto Area. A draft of the statement of Adjustments shall be provided to Purchaser no later than two Business Days prior to Closing. In the event that the Vendor has appealed or otherwise applied for a reduction of realty taxes and has not yet received a final decision in connection with such appeal or application, or if the Vendor is entitled to receive any refund, rebate or other amount with respect to realty taxes which has not been paid as of the Closing then all such reductions, rebates and/or refunds for the period up to Closing shall be the property of the Vendor, even if received after Closing or paid to the Purchaser, but shall not be adjusted for on Closing. If such reduction, rebate or refund is received by the Purchaser (whether as a payment or as a credit against amounts payable or otherwise) then the Purchaser shall hold such amounts in trust for the Vendor and promptly account to and pay them over to the Vendor. If the Vendor receives any such reduction, rebate or refund that relates to the period following Closing, the Vendor shall hold such amounts in trust for the Purchaser and promptly account to and pay them over to the Purchaser. In addition, the Adjustments shall include the other matters referred to in this Agreement which are stated to be the subject of adjustment and shall exclude the other matters in this Agreement which are stated not to be the subject of adjustment.

3.4 Harmonized Sales Tax

With respect to harmonized sales tax (“HST”) payable pursuant to Part IX of the Excise Tax Act Canada
(the “Act”), the parties covenant and agree as follows:

Exhibit 10.31
a.subject to clause (b) below, the Purchaser shall pay to the Vendor on Closing all HST payable as a result of this transaction in accordance with the Act, and the Vendor shall remit such HST to the Receiver General for Canada when and to the extent required by the Act;
b.notwithstanding clause (a), the Vendor shall not collect the HST from the Purchaser in this transaction if the Purchaser is registered under the Act, and in that event the Purchaser shall file returns and remit such HST to the government when and to the extent required by the Act;
c.the Purchaser shall indemnify the Vendor and hold the Vendor harmless from any liability of the Vendor under the Act arising due to any breach of the obligations of the Purchaser set out in this Section or arising under the Act, together with all loss, costs and expenses resulting from such breach;
d.the Purchaser shall provide a copy of its HST registration number under the Act and a certificate of a senior officer of the Purchaser on Closing confirming that such registration is, to the best of his or her knowledge, in full force and effect; and
e.the Vendor's and Purchaser's obligations under this Section 3.4 shall survive Closing.

ARTICLE 4
CONDITIONS PRECEDENT

4.1 Conditions of the Vendor

The obligation of the Vendor to complete the transaction contemplated by this Agreement on Closing shall be subject to the following conditions:

a.Performance of Obligations On the Closing Date, all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser shall have been complied with or performed in all material respects at the times contemplated herein;
b.Closing Documents On the Closing Date, the Purchaser shall have delivered all required closing documents, duly executed; and
c.Representations and Warranties On the Closing Date, the representations and warranties of the Purchaser set out in Section 6.2 shall be true and accurate in all material respects with the same effect as if made on and as of the Closing Date.

The conditions set out in this Section are for the sole benefit of the Vendor and may be waived in whole or in part by the Vendor, in its sole discretion acting reasonably, by written notice to the Purchaser. Completion of this transaction shall deem satisfaction by the Vendor of the conditions set out herein.

4.2 Due Diligence Termination Rights of the Purchaser

4.2.1 Phase I ESA

The obligation of the Purchaser to complete the purchase of the Property on the Closing Date is subject to the condition precedent that on or before the Due Diligence Date the Purchaser has satisfied itself in its sole and unfettered discretion with respect to the environmental condition of the Property, including but not limited to obtaining a current Phase I environmental assessment report of the Property completed by a reputable and experienced environmental consultant (the “Phase I ESA”) at Purchaser’s expense. In the event that the Phase I ESA does not conclude that there are risks of non-compliance of the Property with Environmental Laws and does not recommend that a Phase II ESA be conducted, the Purchaser shall have no right to terminate this Agreement for non-fulfillment of the condition set out in this section and this condition shall be deemed to have been irrevocably waived. The Purchaser shall provide a true copy of the Phase I ESA to the Vendor forthwith after it is obtained by Purchaser and in any event prior to giving any Notice of termination under this Section 4.2.1.

Exhibit 10.31
If the Phase I ESA concludes that there are risks of non-compliance of the Property with Environmental Laws and recommends that a Phase II ESA be conducted, the Purchaser shall have the right by Notice given on or before the Due Diligence Date to terminate this Agreement and in that case this Agreement shall be terminated, both parties hereto shall be released from all of their respective liabilities and obligations under this Agreement (other than those liabilities and obligations which are expressly stated to survive the termination of this Agreement) and the First Deposit shall be returned without deduction or set off to the Purchaser. For further certainty, and without limiting the generality of the foregoing, the Vendor acknowledges and agrees that it shall be estopped from challenging the Purchaser's right to terminate this Agreement pursuant to this Section 4.2.1 on the basis that the Purchaser's discretion hereunder was exercised unreasonably. In the event that the Purchaser does not give such Notice on or before the Due Diligence Date and Section 4.2.3 does not apply, the Purchaser shall have no further right to terminate this Agreement under this Section and this condition shall be irrevocably deemed to have been waived.

4.2.2 Financing

The obligation of the Purchaser to complete the purchase of the Property on the Closing Date is subject to the condition precedent that on or before the Due Diligence Date the Purchaser has satisfied itself in its sole and unfettered discretion with respect to the availability of financing to complete the transaction, on terms satisfactory to the Purchaser.

If the Purchaser is unable to obtain financing to complete the transaction on terms satisfactory to Purchaser, the Purchaser shall have the right by Notice given on or before the Due Diligence Date to terminate this Agreement and in that case this Agreement shall be terminated, both parties hereto shall be released from all of their respective liabilities and obligations under this Agreement (other than those liabilities and obligations which are expressly stated to survive the termination of this Agreement) and the First Deposit shall be returned without deduction or set off to the Purchaser. For further certainty, and without limiting the generality of the foregoing, the Vendor acknowledges and agrees that it shall be estopped from challenging the Purchaser's right to terminate this Agreement pursuant to this Paragraph on the basis that the Purchaser's discretion hereunder was exercised unreasonably. In the event that the Purchaser does not give a Notice of termination pursuant to this Section 4.2.2 on or before the Due Diligence Date, the Purchaser shall have no further right to terminate this Agreement pursuant to this Section 4.2.2 and this condition shall be irrevocably deemed to have been waived.

4.2.3 Phase II ESA Diligence Date

If the Purchaser has not given a Notice to terminate this Agreement pursuant to either Sections 4.2.1 and 4.2.2, and has obtained a Phase I ESA which concluded that there are risks of non-compliance of the Property with Environmental Laws and recommends that a Phase II ESA be conducted, then the Purchaser shall have an additional period of twenty (20) Business Days from the Due Diligence Date (the “Phase II ESA Diligence Date”) in order to conduct a phase II environmental assessment report of the Property (“Phase II ESA”), such right to be exercised by Notice in writing to the Vendor given on or before the Due Diligence Date. The Purchaser shall provide the Vendor with a true copy of the Phase II ESA forthwith after it is obtained by the Purchaser and in any event prior to giving any Notice of termination under this Section 4.2.3.

If the Phase II ESA concludes that there is non-compliance of the Property with Environmental Laws or recommends further testing, investigations or remediation of the Property, the Purchaser shall have the right by Notice given on or before the Phase II ESA Diligence Date to terminate this Agreement and in that case this Agreement shall be terminated, both parties hereto shall be released from all of their respective liabilities and obligations under this Agreement (other than those liabilities and obligations which are expressly stated to survive the termination of this Agreement) and the First Deposit shall be returned without deduction or set off to the Purchaser. In the event that the Purchaser does not give such Notice to terminate on or before the Phase II ESA Diligence Date, the Purchaser shall have no further right to terminate this Agreement under this Section 4.2.3 and this condition shall be irrevocably deemed to have been waived.

For greater certainty, if the Purchaser exercises the right under this Section 4.2.3 to conduct a Phase II ESA the Due Diligence Date in respect of all other rights and obligations of the Purchaser shall not be extended.

4.3 Additional Conditions of the Purchaser

Exhibit 10.31

The obligation of the Purchaser to complete the transaction contemplated by this Agreement on Closing shall be subject to the following conditions:

a.Performance of Obligations. On the Closing Date, all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor shall have been complied with or performed in all material respects at the times contemplated herein;
b.Closing Documents. On the Closing Date, the Vendor shall have delivered all required closing documents, duly executed; and
c.Representations and Warranties. On the Closing Date, the representations and warranties of the Vendor set out in Section 6.1, shall be true and accurate in all material respects with the same effect as if made on and as of the Closing Date.

The conditions set out in this Section are for the sole benefit of the Purchaser and may be waived in whole or in part by the Purchaser, in its sole discretion acting reasonably, by written notice to the Purchaser. Completion of this transaction shall deem satisfaction by the Purchaser of the conditions set out herein.

4.4 Title

The Purchaser shall be allowed until the Due Diligence Date to investigate title to the Property and to satisfy itself that the title is free and clear from all Liens and other encumbrances other than Permitted Encumbrances and there are no existing Work Orders. If, by the Due Diligence Date, the Purchaser has made any valid objection to title or the Vendor is advised by the Purchaser of any outstanding Work Orders, which objections have been made in writing to the Vendor and which the Vendor is unable to remove, remedy or satisfy on or before Closing, and which the Purchaser will not waive, then this Agreement, notwithstanding any intermediate acts or negotiations in respect of such objections, shall be at an end and the Deposit shall be returned to the Purchaser without deduction or set off. Except for any objections so made or any matter that goes to the root of title, the Purchaser shall be deemed to have accepted title to the Property.

If a registerable discharge of any Lien affecting the Property and held by a chartered bank, trust company, life insurance company or other institutional lender is not available at Closing then the Vendor shall provide a statement issued by such lender confirming that on payment of an amount not exceeding the Purchase Price it will discharge such Lien, and the personal undertaking of the Vendor's Solicitors to deliver such payment forthwith to such lender together with any interest owing to the date of such payment and register such discharge as soon as possible after Closing, which the Purchaser shall accept as a satisfactory answer to any requisition requiring registration of such discharge.

4.5 Contracts

The Purchaser shall advise the Vendor by notice in writing no later than the Due Diligence Date whether it wishes to assume any Contracts at Closing, provided that in no event shall the Purchaser be entitled to assume any Contract requiring the consent of a Third Party to assign to the Purchaser, which Contract the Vendor may at its option assign if such consent is available or terminate at the Vendor’s cost. Subject to the Vendor obtaining any necessary consent from a Third Party to such Contract, the Purchaser agrees that it shall assume on, from and after Closing only those Contracts which the Purchaser confirms in writing to the Vendor that it wishes to assume by notice delivered to the Vendor on or before the Due Diligence Date (the “Assumed Contracts”). The Vendor shall be responsible for the performance and payment of all of the Vendor's obligations and covenants in the Assumed Contracts prior to the day of Closing and shall terminate and be responsible for payment of all costs and expenses to terminate all Contracts not assumed by the Purchaser, as herein provided for. The Vendor shall indemnify and save the Purchaser harmless for any Claims, costs, losses, expenses and liabilities which Purchaser suffers by reason of the Vendor's breach of any obligations and covenants in Assumed Contracts prior to Closing. The Purchaser shall assume and be responsible for the performance and payment of all of the Vendor's obligations and covenants in the Assumed Contracts from and after the day of such assignment, shall indemnify and save the Vendor harmless for any Claims, costs, losses, expenses and liabilities which it suffers by reason of the Purchaser's breach of the obligations and covenants in such Assumed Contracts, and shall use commercially reasonable efforts to obtain a release of the

Exhibit 10.31
Vendor from any such obligations and covenants in the Assumed Contracts as soon as possible after such assignment by the Vendor to the Purchaser.

ARTICLE 5
CLOSING DOCUMENTS

5.1 Vendor's Closing Documents

On or before Closing, subject to the provisions of this Agreement, the Vendor shall execute or cause to be executed and shall deliver or cause to be delivered to the Purchaser's Solicitors the following:

a.a registerable Transfer/Deed of Land conveying title to the Property to the Purchaser;
b.the final statement of Adjustments;
c.a certificate of the Vendor confirming that the Vendor is not a non-resident of Canada pursuant to Section 116 of the Income Tax Act (Canada);
d.a direction by the Vendor for payment of the balance of the Purchase Price due on Closing, if payable to a person other than the Vendor;
e.an undertaking by the Vendor to readjust all items on the statement of Adjustments;
f.a certificate executed by a senior officer of the Vendor on behalf of the Vendor and without personal liability setting out that each of the Vendor's representations and warranties contained in this Agreement are true as at Closing;
g.the assignment of Assumed Contracts, if any;
h.notice to Third Parties to Assumed Contracts re: assignment; if any;
i.registrable discharges of all encumbrances which are not Permitted Encumbrances, provided that the personal undertaking of the Vendor’s Solicitor shall be acceptable with respect to certain Liens in accordance with Section 4.4 above;
j.a duplicate key and other access codes and devices to the Building; and
k.all other conveyances and other documents which the Purchaser reasonably requires and which the Purchaser has requested the Vendor to deliver by written notice provided to the Vendor not less than five (5) Business Days prior to Closing, to give effect to the proper transfer, assignment and conveyance of the Property by the Vendor to the Purchaser free and clear of all encumbrances other than Permitted Encumbrances.

All documentation shall be in form and substance acceptable to the Purchaser and the Vendor acting reasonably and in good faith.

5.2 Purchaser's Closing Documents

By the Closing Date, subject to the terms and conditions of this Agreement, the Purchaser shall execute or cause to be executed and shall deliver or cause to be delivered to the Vendor's Solicitors the following:

a.the balance of the Purchase Price, subject to Adjustments;
b.a certificate executed by a senior officer of the Purchaser and without personal liability setting out that each of the Purchaser's representations and warranties contained in this Agreement are true and accurate in all materials respects as at Closing;
c.the Purchaser's undertaking to readjust all items on the statement of Adjustments;
d.the registration number of the Purchaser and/or the transferee of the Property for purposes of HST, a certificate of the Purchaser's senior officer confirming such HST registration is in full force and effect, and an indemnity with respect to any amount owing on account of HST as provided in Section 3.4;
e.the assignment and assumption of Assumed Contracts, if applicable; and
f.all other conveyances and other documents which the Vendor reasonably requires and which the Vendor has requested the Purchaser to deliver by written notice provided to the Purchaser not less than five (5) Business Days prior to Closing, to give effect to the proper transfer, assignment and conveyance of the Property by the Vendor to the Purchaser free and clear of all encumbrances other than Permitted Encumbrances.

Exhibit 10.31
All documentation shall be in form and substance acceptable to the Purchaser and the Vendor acting reasonably and in good faith.

5.3 Closing Date

If the Closing Date would otherwise fall on a Saturday, Sunday or a statutory holiday, the Closing Date shall take place on the day next Business Day following such date that is not a Saturday, Sunday or a statutory holiday.

5.4 Registration and Other Costs

The Vendor and the Purchaser shall be responsible for the costs of the Vendor's Solicitors and the Purchaser's Solicitors, respectively, in respect of this transaction. The Vendor shall be responsible for and shall pay for all registration fees payable in connection with the registration of discharges of any Liens and other encumbrances which the Vendor is required to discharge hereunder. The Purchaser shall be responsible for all land transfer tax and costs of registration of any other documents.

5.5 Closing Arrangements

This Agreement shall be completed by 5:00 p.m. on the Closing Date at the offices of the Vendor's Solicitors in Toronto, Ontario. The Teraview electronic registration system (hereinafter referred to as “TERS”) is operative in the land titles office in which the Property is registered. The parties agree that the following provisions shall apply.

The Vendor's Solicitors and the Purchaser's Solicitors shall be authorized TERS users and shall be in good standing with the Law Society of Upper Canada. The parties hereto shall authorize their respective solicitors to enter into a document registration agreement in the form provided by the Vendor's Solicitors and acceptable to the Purchaser’s Solicitors, acting reasonably.(hereafter referred to as the “Document Registration Agreement”).

The delivery and exchange of Closing Documents and the Purchase Price and the release thereof to the Vendor and the Purchaser, as the case may be:

a.may not, at the Vendor's Solicitors' and the Purchasers' Solicitors' discretion, occur contemporaneously with the registration of the transfer (and other registerable documentation); and
b.shall be governed by the Document Registration Agreement, pursuant to which the solicitor receiving any documents and funds will be required to hold same in escrow, and will not be entitled to release same except in strict accordance with the provisions of the Document Registration Agreement.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1 Vendor's Representations and Warranties

The Vendor represents, warrants and covenants to and with the Purchaser, which representations, warranties and covenants are relied upon by the Purchaser, that as of the date of this Agreement and on Closing:

a.the Vendor is a body corporate existing in good standing under the laws of Nova Scotia, with authority and capacity to enter into this Agreement and to carry out the transaction contemplated hereby;
b.the Vendor has the power and authority and capacity to own the Property and to enter into and fulfill its obligations under this Agreement and the Closing Documents delivered pursuant thereto;
c.the Vendor was not at the time this Agreement was entered into and will not be on Closing a non-resident pursuant to section 116 of the Income Tax Act (Canada);
d.the transactions contemplated by this Agreement have been duly and validly authorized by all requisite proceedings of the Vendor, this Agreement constitutes and all other

Exhibit 10.31
documents and agreements to be delivered by the Vendor pursuant to this Agreement shall constitute legal, valid and binding obligations of the Vendor enforceable against the Vendor in accordance with their terms;
e.neither the execution of this Agreement nor its performance by the Vendor will result in a breach of any term or provision or constitute a default under the constating documents or by-laws of the Vendor or any agreement to which the Vendor is a party or by which it is bound; and
f.the Vendor has no Employees engaged in working at the Building.

6.2 Purchaser's Representations and Warranties

The Purchaser represents, warrants and covenants to and with the Vendor, which representations, warranties and covenants are relied upon by the Vendor, that as of the date of this Agreement and on Closing:

a.the Purchaser is a body corporate existing in good standing under the laws of [NTD- Purchaser to advise] with authority and capacity to accept this Agreement and to carry out the transaction contemplated hereby;
b.the transactions contemplated by this Agreement have been duly and validly authorized by all requisite proceedings of the Purchaser, this Agreement constitutes and all other documents and agreements to be delivered by the Purchaser pursuant to this Agreement shall constitute legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms;
c.neither the execution of this Agreement nor its performance by the Purchaser will result in any breach of any term or provision or constitute a default under the constating documents or by-laws of the Purchaser or any agreement to which Purchase is a party or by which it is bound; and
d.the Purchaser has the power and authority to fulfill its obligations under this Agreement and any other Closing Documents delivered pursuant thereto.

6.3 As-Is Purchase

The Purchaser acknowledges that it has been afforded an adequate opportunity to inspect the Property and satisfy itself with respect to the physical and environmental condition and all other aspects of the Property, and has not been induced to enter into this Agreement by, or otherwise relied on, the Vendor's Due Diligence Deliveries or any representations, warranties (other than those set out in this Agreement) or other information provided by or on behalf of the Vendor or the Agent (written or oral) concerning the physical or environmental condition of the Property. The Purchaser acknowledges that the Property is being sold by the Vendor and accepted by the Purchaser on an “as is where is” basis. Without limiting the generality of the foregoing, the Purchaser acknowledges that the Vendor makes no representations, warranties or covenants with respect to:

a.title to and the physical aspects of the Building, Chattels or Fixtures; the existence of any Work Orders; the environmental condition of the Property; the accuracy and completeness of the Vendor's Due Diligence Deliveries including any environmental site assessments and the contents thereof; or any other matter whatsoever affecting the Property, including any warranties of fitness for a particular purpose or use or warranties of merchantability with respect to any Fixtures or Chattels;
b.the value, quality, state of repair, or lack of repair, of the Property and any components thereof;
c.the existence of and the rights of any Third Party or Authorities to commence any Third Party Claim or other action or issue any Order in respect to the Property;
d.compliance with any land use, zoning or other Laws affecting any part of the Property;
e.the presence or absence of Hazardous Substances at, on, in, under, within, adjacent to or Released at any time from the Property; and
f.any other issue or matter whatsoever concerning or relating to the condition of the Property.

Exhibit 10.31
6.4 Chattels

The Purchaser and Vendor acknowledge and agree that the Vendor shall have no obligation to remove any Chattels now located at the Property at any time prior to or by the Closing, and the Purchaser shall automatically assume sole ownership and responsibility for same, all on the same basis as set out in Section
6.3 of this Agreement without adjustment to the Purchase Price.

ARTICLE 7
COVENANTS

7.1 Vacant Possession

The Vendor shall deliver vacant possession of the Property on Closing, subject to Section 6.4.

ARTICLE 8
SURVIVAL AND INDEMNIFICATION

8.1 Survival of Representations, Warranties and Covenants

Subject to the terms of this Section 8.1, the representations, warranties and covenants of each party contained in this Agreement will not merge on and will survive the Closing notwithstanding the Closing or any investigation or knowledge acquired by or on behalf of the other party, for the time periods set out in this Agreement; provided that the rights of both parties to enforce any representation, warranty or covenant in a Closing Document shall survive Closing for the period set out in such Closing Document, if applicable.

8.2 Indemnification by the Vendor

Subject to Section 8.4 and Section 8.5, the Vendor shall indemnify and save the Purchaser and its officers, directors, and employees (collectively the “Purchaser's Indemnified Parties”) fully harmless against, and will reimburse each of them for, any Damages suffered by or asserted against the Purchaser's Indemnified Parties, directly or indirectly, arising from, in connection with or related to:

a.any incorrectness in or breach of any representation or warranty of the Vendor contained in this Agreement; and
b.any breach or non-fulfilment of any covenant or obligation on the part of the Vendor contained in this Agreement or in any Closing Document.

The rights to indemnification of the Purchaser's Indemnified Parties under this Section 8.2 will apply notwithstanding the Closing.

8.3 Indemnification by the Purchaser

Subject to Section 8.4 and Section 8.5, the Purchaser shall indemnify and save the Vendor and its officers, directors and employees (collectively the “Vendor's Indemnified Parties”) fully harmless against, and will reimburse each of them for, any Damages suffered by or asserted against the Vendor's Indemnified Parties arising from, in connection with or related to:

a.any incorrectness in or breach of any representation or warranty of the Purchaser contained in this Agreement; and
b.any breach or non-fulfilment of any covenant or obligation on the part of the Purchaser contained in this Agreement or in any Closing Document.

The rights to indemnification of the Vendor's Indemnified Parties under this Section 8.3 will apply notwithstanding the Closing.

Exhibit 10.31
8.4 Limitations on Amount of Indemnification

The Vendor shall have no liability to the Purchaser’s Indemnified Parties for any amount in excess of Five Hundred Thousand ($500,000) Dollars and the Purchaser shall have no liability to the Vendor’s Indemnified Parties under this Article for any amount in excess of Five Hundred Thousand ($500,000) Dollars.

8.5 Time Limits for Claims for Indemnification

The Vendor has no obligation to make any payment for Damages in respect of a Claim (for indemnification or otherwise) under Section 8.2 unless written notice of that claim is delivered to the Vendor within twelve
(12) months after the Closing Date. The Vendor will have no liability with respect to any of the foregoing matters or any other representation, warranty or covenant made by the Vendor in this Agreement after the expiry of the applicable time period specified in this Section 8.5, except for claims for which written notice has been given under this Agreement at or prior to the end of the applicable time period.

The Purchaser has no obligation to make any payment for damages in respect of a Claim (for indemnification or otherwise) under Section 8.3 unless notice of that claim is delivered to the Purchaser within twelve (12) months after the Closing Date. The Purchaser will have no liability with respect to any of the foregoing matters or any other representation, warranty or covenant made by the Purchaser in this Agreement, after the expiry of the applicable time period specified in this Section 8.5 except for claims for which written notice has been given under this Agreement at or prior to the end of the applicable time period.

ARTICLE 9
OPERATION UNTIL CLOSING

9.1 Damage Before Closing

The interest of the Vendor in and to the Property shall be at the risk of the Vendor until Closing. If any loss or damage to the Building in excess of Five Million Dollars ($5,000,000) (a “material loss”) occurs before that time, the Purchaser, at its sole option, by notice given within ten (10) Business Days after disclosure to the Purchaser by the Vendor of the occurrence of such material loss and the extent of insurance coverage available and any deductibles in insurance coverage for such material loss, or two Business Days prior to the Closing Date (whichever first occurs) may terminate this Agreement by notice in writing to the Vendor, in which case this Agreement shall be terminated, null and void and of no further force or effect whatsoever and the Deposit shall be refunded without interest or deduction, or the Purchaser may elect to complete the agreement of purchase and sale constituted upon the execution of this Agreement, in which event the Purchaser shall be entitled to the net proceeds of insurance in respect of the loss or damage after any deductible, if, as and when received by the Vendor, together with a credit on the closing statement of adjustments equal to the amount of the insurance deductible. If no notice is delivered by the Purchaser within the time set out in this Section 9.1, it shall be deemed to have elected to proceed with the agreement of purchase and sale. If a loss or damage occurs which is not a material loss, neither the Purchaser and the Vendor shall have any right to terminate this Agreement pursuant to this Section and the Vendor shall assign to the Purchaser the proceeds of any applicable insurance net of any deductible amounts.

ARTICLE 10
AGENT COMMISSION

10.1 Agent's Commission

The Vendor covenants and agrees to be solely responsible for and pay any real estate commissions or amounts due and owing to the Agent resulting from the sale of the Property to the Purchaser and shall instruct the Agent to pay any cooperating broker any fees owing with respect to the transaction from amounts payable to the Agent, as agreed between the Broker and the co-operating broker.

ARTICLE 11
GENERAL

Exhibit 10.31
11.1 Gender and Name

Words importing the singular include the plural and vice versa. Words importing gender include all genders.

11.2 Captions and Table of Contents

The captions, headings and table of contents contained herein are for reference only and in no way affect this Agreement or its interpretation.

11.3 Obligations as Covenants

Each agreement and obligations of any of the parties hereto in this Agreement, even though not expressed as a covenant is considered for all purposes to be a covenant.

11.4 Applicable Law

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable thereto and shall be treated in all respects as an Ontario contract.

11.5 Currency

All references to currency in this Agreement shall be deemed to be references to Canadian dollars. All cheques to be tendered shall be drawn from one of the major Canadian Chartered Banks.

11.6 Amendment of Agreement

No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto in the same manner as the execution of this Agreement.

11.7 Time of the Essence

Time shall be of the essence of this Agreement.

11.8 Further Assurances

Each of the parties hereto shall from time to time hereafter and upon any reasonable request of the other, execute and deliver, make or cause to be made all such further acts, deeds, assurances and things as may be required or necessary to more effectually implement and carry out the true intent and meaning of this Agreement.

11.9 Entire Agreement

This Agreement and any agreements, instruments and other documents herein contemplated to be entered into between, by or including the parties hereto constitute the entire agreement between the parties hereto pertaining to the agreement of purchase and sale provided for herein and supersede all prior agreement, understandings, negotiations and discussions, whether oral or written, with respect thereto. There are no other warranties or representations and no other agreements between the parties hereto in connection with the agreement of purchase and sale provided for herein, except as specifically set forth in this Agreement or the Schedules attached hereto.

11.10 Waiver

No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall any waiver constitute a continuing waiver unless otherwise expressed or provided.

11.11 Solicitors and Agents and Tender

Exhibit 10.31

Any notice, approval, waiver, agreement, instrument, document or communication permitted, required or contemplated in this Agreement may be given or delivered and accepted or received by the Purchaser's Solicitors on behalf of the Purchaser and by the Vendor's Solicitors on behalf of the Vendor and any tender of Closing Documents and the balance of the Purchase Price may be made upon the Vendor's Solicitors and the Purchaser's Solicitors, as the case may be.

11.12 Assignment

All of the covenants and agreements contained in this Agreement shall be binding upon the parties and their respective successors and assigns and shall enure to the benefit of and be enforceable by the parties and their successors and permitted assigns pursuant to the terms and conditions of this Agreement. After payment of the Deposit and waiver of the Due Diligence Condition, the Purchaser shall have the right to assign this Agreement to an Affiliate with written notice to the Vendor given no later than five (5) Business Days prior to Closing, and upon the assignee entering into an assumption agreement with the Vendor pursuant to which such assignee shall assume all of the covenants and obligations of the Purchaser hereunder and the Purchaser shall acknowledge that it shall remain liable for performance of the covenants and obligations under this Agreement notwithstanding such assignment.

11.13 Notice

Any notice, demand, approval, consent, information, agreement, offer, payment, request or other communication (hereinafter referred to as a “Notice”) to be given under or in connection with this Agreement shall be in writing and shall be given by personal delivery or by telecopier or other electronic communication which results in a written or printed notice being given, addressed or sent as set out below or to such other address or electronic number as may from time to time be the subject of Notice:

Vendor:
c/o ANI Pharmaceuticals Inc.
210 Main Street West
Baudette MN 56623
United States of America

Attention: Chad Gassert, Senior Vice-President, Head of Business Development
Email: Chad.Gassert@anipharmaceuticals.com

With a copy to its solicitors (which shall not constitute Notice): DENTONS CANADA LLP
77 King Street West
Suite 400, Toronto Dominion Centre
Toronto, Ontario M5K OA1
Attention: Paul D. Shantz
Email: paul.shantz@dentons.com

Facsimile No.: 416-863-4592 Purchaser: Mastercom Inc.
c/o CBRE Limited
1235 North Service Road
Suite 101, Oakville, ON L6M 2W2
Attention: Elliot Goldspink, Senior Vice President
Email: Elliot.goldspink@cbre.com

Any Notice, if personally delivered, shall be deemed to have been validly and effectively given and received on the Business Day of such delivery and if sent by telecopier or other electronic communication with confirmation of

Exhibit 10.31
transmission, shall be deemed to have been validly and effectively given and received on the Business Day next following the day it was received.

11.14 No Registration of Agreement

The Purchaser shall not register this Agreement or any caution, caveat, certificate of pending litigation, or other form of notice against title to the Lands. If the Purchaser registers this Agreement or notice thereof against title to the Lands in contravention of this Section, the Purchaser agrees that the Vendor shall be entitled to equitable relief to cause the removal of such registration, in addition to any other rights and remedies.

11.15 Planning Act

This Agreement is subject to the express condition that it is to be effective only if the subdivision and part lot control provisions of the Planning Act (Ontario) are complied with. The Vendor covenants to proceed diligently at its expense to obtain any necessary consent on or before the Closing Date and will advise the Purchaser that it has obtained the necessary consent in final form under the Planning Act (Ontario) for the conveyance of the Property.

11.16 Announcements

Neither party shall issue any media release or similar notification concerning this Agreement prior to Closing without the prior written consent of the other party and its approval of the form of such notification; notwithstanding the foregoing, the parties acknowledge that the Vendor shall be entitled to make and file certain reports, forms, announcements and other notifications with applicable Authorities and other Third Parties as required by securities and other Laws without consent or notice to the Purchaser.

11.17 Data Verification

In addition to its acknowledgement in Section 6.3, the Purchaser hereby acknowledges that to the extent that this Agreement has been executed by the Purchaser based on information which has been made available through the Due Diligence Deliveries and Agent’s marketing materials or electronic marketing programs, and from other information sources, all such information may not be completely accurate or reliable. The Purchaser hereby acknowledges that it has taken such steps as it considers necessary and appropriate to investigate and verify the accuracy and reliability of all such information provided through the Vendor, the Agent and from other information sources.

11.18 Legal Advice

The Purchaser and Vendor hereby acknowledge being advised by CBRE, Brokerage, (the "Purchaser’s Broker") prior to signing this Agreement, to seek legal advice on the terms and conditions of this Agreement.

11.19 Irrevocable/Date of Agreement

The Vendor has executed and delivered a copy of this Agreement to the Purchaser which shall constitute an offer to sell on the terms set out herein which shall be irrevocable by the PVeunrcdhoarser until 6:00 p.m. EST on November 7, 2023 after which time, if not accepted and a copy executed by Purchaser is delivered to the Vendor or the Agent such offer shall be null and void and of no further force or effect. Upon acceptance and delivery of an executed copy of this Agreement by Purchaser the date of such delivery shall be deemed to be the date of execution referred to in this Agreement and the Due Diligence Date and all other dates provided in this Agreement shall be calculated accordingly.

The remainder of this page is intentionally left blank. Execution page to follow

.

Exhibit 10.31

IN WITNESS WHEREOF the parties thereto have executed this Agreement under seal as evidenced by their properly authorized officers in that behalf as of the day and year first above written.

ANI PHARMACEUTICALS CANADA INC.

Per: /s/ Nikhi Lalwani

Name: Nikhil Lalwani
Title: President &CEO

Per: /s/ Stephen P. Carey

Name Stephen P. Carey
Title: CFO

I/we have the authority to bind the Corporation.

MASTERCOM INC.

Per: /s/ Omar Nouelaty
Name: Omar Nouelaty
Title:

Per:
Name:
Title:
I/we have the authority to bind the Corporation.

Exhibit 10.31

SCHEDULE “A”

LEGAL DESCRIPTION OF THE PROPERTY

PT OF LOT 6 PLAN M14 BEING PTS 5, 6 & 7 ON PL 20R20380; SUBJECT TO AN EASEMENT OVER PT 6 PL 20R20380 IN FAVOUR OF PT OF LOT 6 PLAN M14 BEING PTS 2 & 3 ON PL 20R20380 AS IN HR1338842; TOWN OF OAKVILLE.

PIN 24883-0036 (LT)

PART OF LOT 7, PLAN M14, DESIGNATED AS PARTS 9 & 10, PLAN 20R20380; SUBJECT TO AN EASEMENT OVER PT 9 ON PL 20R20380 IN FAVOUR OF PT OF LT 6 PL M14 BEING PTS 2 & 3 ON PL 20R20380 AS IN HR1338842; TOWN OF OAKVILLE.

PIN 24883-0033 (LT)

General

SCHEDULE “B” PERMITTED ENCUMBRANCES

1.liens for realty taxes (which term includes charges, rates and assessments) for amounts the payment of which is not yet due or delinquent;
2.permits, reservations, covenants, right of access, easements, rights of way, restrictions, building schemes, licenses, restrictive covenants and servitudes, and other similar rights in land (including, without limitation, licenses, easements, rights of way, servitudes and rights in the nature of easements for walkways, sidewalks, public ways, sewers, drains, gas, soil, steam and water mains or pipelines, electrical lights and power, telephone, television and cable conduits, poles, wires or cables) granted to, reserved or taken by any Person, in each case provided the same are complied with in all material respects;
3.title defects or irregularities which do not, in the aggregate, materially impair the use, or marketability of the Property;
4.any rights of expropriation, access or use, or any other right conferred or reserved by or in any statute of Canada or the Province of Ontario;
5.any minor encroachments of improvements on adjoining lands onto any portion of the Property;
6.any subdivision agreements, site plan control agreements, development agreements or other similar agreements with an Authority or public or private utility provided the same have been complied with in all material respects;
7.any subsisting restrictions, exceptions, reservations, limitation, provisos and conditions (including, without limitation, royalties, reservation of mines, mineral rights and timber rights, access to navigable waters and similar rights) expressed in any original grants from the Crown and any statutory limitations, exceptions, reservations and qualifications, provided that the same are complied with in all material respects;
8.any zoning, land use and building restrictions, by-laws, regulations and ordinances of Authorities, including municipal by-laws and regulations, airport zoning regulations, restrictive covenants and other land use limitations, public or private, by-laws and regulations and other restrictions as to the use of the Property, provided the same are complied with in all material respects.
Specific

1.Instrument No. HR179746, registered on February 21, 2003, being an Application to Change Name-Owners.
2.Instrument No. HR1338842, registered on February 24, 2016, being a Transfer of Easement in favour of 2467459 Ontario Inc.
3.Instrument No. HR1338861, registered on February 24, 2016, being a Notice in favour of The Corporation of the Town of Oakville.
4.Instrument No. HR1520622, registered on January 25, 2018, being a Land Registrar’s Order.

Exhibit 10.31
SCHEDULE “C”

DUE DILIGENCE DELIVERIES

Provided the items below are within the Vendor’s Possession and/or Control, the Vendor will deliver the following to the Purchaser, and at no cost to the Purchaser, copies of the following:

a.Realty tax bills, assessment notices and any realty tax appeals for the calendar years 2022 and 2023;
b.Warranties in effect for the Building systems, including the roof, if any;
c.any existing Environmental Site Assessments for the Property and Building condition reports;
d.any Survey of the Property;
e.As built plans for any existing build-outs at the Property;
f.Contracts;
g.Property operating statements for 2022 and to date for 2023; and
h.List and copies of all invoices for capital expenditures made at the Property in 2022 and to date for 2023.